Exhibit 23.2

Consent of Counsel

Reference is made to the annual report on Form 10-K of Dorian LPG Ltd. (the “Company”) for the fiscal year ended March 31, 2024 (the “Annual Report”) and the registration statement of the Company on Form S-3 with Registration No. 333-266588, including the prospectus contained therein (the “Registration Statement”). We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statement and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section “Item 1. Business-Taxation” and to the incorporation by reference of the same in the Registration Statement, in each case, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statements.

 /s/ Seward & Kissel LLP

 New York, New York

May 28, 2024